UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Union Square New Hope, PA 18938 (Address of principal executive offices) (zip code)

(855)-743-6478 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2019, Iota Communications, Inc., a Delaware corporation ( the “Company” or the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Link Labs, Inc., a Delaware corporation (the “Seller”), and completed the initial closing thereunder (the “First Closing”).

The Seller is the creator of (i) Symphony Link, a low power, wide area wireless network platform that allows for monitoring and two-way communication with Internet of Things (“IoT”) network devices, and (ii) Conductor, which is an enterprise-grade data and network management service for use with Symphony Link.

Pursuant to the Purchase Agreement, the Company will acquire certain assets from the Seller (the “Purchased Assets”) in a series of three closings on the terms and subject to the conditions set forth therein, for total consideration of $8,000,000 in cash and stock. The Purchased Assets consist of:

(i)
All work product, know-how, work in process, developments, and deliverables related to the Iota Link system under development by Seller, including hardware designs, firmware, and related documentation;

(ii)
All work product, know-how, work in process, developments, and deliverables related to the Conductor system associated with the Iota Link system under development by Seller prior to transfer of the source code to Iota Link; and

(iii)
All software, including source code, as of the First Closing, that is used in connection with the development and operation of dedicated network technology using FCC Parts 22, 24, 90 and 101 spectrum for bi-directional wireless data transmission (collectively, the “Iota Exclusive Business”), including the Conductor platform modified for provisioning and managing the Iota Link system, for use by the Company in furtherance of the Iota Exclusive Business (the “Purchased Software”). The assets in (i), (ii) and (iii) represent the Purchased Assets at the First Closing (the “First Closing Assets”).

(iv)
Termination of the existing agreements between Seller and the Company relating to the development, purchase and ongoing usage and maintenance fees for the Iota Link and Conductor system supplied by Seller to the Company. The assets in (iv) represent the Purchased Assets to be delivered at the second closing (the “Second Closing Assets”).

(v)
All improvements, developments, ideas, and inventions related to the Purchased Intellectual Property (as defined in (vi) below) through the date of the final closing (the “Final Closing Date”).

(vi)
Full ownership and title to certain network technology patents of Seller, which constitute all patents that will be filed by or issued to Seller through the Final Closing Date that may be used in the Iota Exclusive Business (the “Purchased Intellectual Property”). The assets in (v) and (vi) represent the Purchased Assets to be delivered at the third and final closing (the “Final Closing Assets”).

At the First Closing the Company issued $5,000,000 of restricted common stock of the Company (the “Common Stock”) to Seller at a price of $0.41165 per share resulting in the issuance of 12,146,241 shares. The per share price represents the price determined by calculating the average daily closing price for the Company’s Common Stock for the twenty days preceding September 13, 2019, which was the date that the company executed a Term Sheet with the Seller. At the First Closing, the Company also made a cash payment of $215,333.33 to Seller, representing a partial payment on certain overdue invoice payments due by the Company to Seller.

At the First Closing, the Company also entered into an employment and non-competition agreement with Brian Ray, (the “Employment Agreement”), whereby Brian Ray is serving as the Company’s Chief Technology Officer and will provide critical services in terms of the assimilation of the Purchased Assets into the Company’s post-Purchase Agreement operations. The Employment Agreement has an initial term of two years and is subject to automatic one-year renewals unless either party provides the other with written notice of non-renewal no less than 60 days prior to the end of the then current term. Under the Employment Agreement, the Company is paying Brian Ray an annual salary of $250,000, subject to annual review for possible increase by the Company’s board of directors during the last quarter of each contract year. Mr. Ray is also entitled to receive annual bonuses at the discretion of the Company’s board of directors in the amount of up to 50% of Mr. Ray’s annual base salary upon the achievement of milestones established by the board. The Employment Agreement further provides for the issuance of stock options to Mr. Ray to purchase 1,000,000 shares of the Company’s Common Stock under its 2017 Equity Incentive Plan. Options to purchase 250,000 of such shares vest on the one-year anniversary of the Employment Agreement and the options to purchase the remaining 750,000 shares vest equally over the 36-month period following such one-year anniversary. The Employment Agreement also includes provisions for paid vacation time, expense reimbursement and participation in the Company’s group health, life, and disability programs, 401(k) savings plans, profit sharing plans or other retirement savings plans as are made available to the Company’s other employees. The Employment Agreement can be terminated by Mr. Ray for good reason, by the Company for cause or voluntarily by either party upon 30 days prior written notice to the other. The Employment Agreement provides for severance benefits payable to Mr. Ray in the event of Mr. Ray’s death or disability, termination by Mr. Ray for good reason, a voluntary termination by the Company or upon the Company’s determination not to renew the Employment Agreement for any extension term. The Employment Agreement contains an invention assignment provision which requires Mr. Ray to assign all rights to discoveries, inventions, improvements, designs and innovations that relate to the Company’s business that Mr. Ray may discover, originate or invent during the term of his employment by the Company to the Company. It also contains customary non-solicitation and non-compete provisions that apply during the term of employment and for a period of 12 months following such employment.

At the First Closing, the Company and Seller also entered into a Grant-Back License Agreement whereby, subject to the terms and conditions set forth therein, the Company has granted an exclusive, world-wide, royalty free license to Seller for the Purchased Intellectual Property.

The second closing under the Purchase Agreement must take place no later than December 31, 2019. At the second closing, the Company shall acquire the Second Closing Assets and the Company will pay $1,000,000 in cash to Seller and issue two promissory notes of the Company to Seller, each in the amount of $1,000,000 (the “Promissory Notes”), with one Promissory Note due on March 31, 2020 and the other due on June 30, 2020. The Promissory Notes shall bear interest at a rate equal to the legal minimum interest rate if paid in full when due. Each Promissory Note will bear interest at 18% compounded quarterly on all amounts that are overdue for all periods subsequent to the overdue date until paid. The Company may prepay the Promissory Notes, in whole or in part, at any time without penalty or interest. At the second closing, the Company will also make a payment to Seller in the amount of $430,666.67, representing the final payment of overdue invoice amounts owed to Seller by the Company.

The third and final closing shall take place on the date on which the Promissory Notes have been satisfied in full (the “Final Closing Date”), which may be on or before June 30, 2020, the maturity date of the second Promissory Note. At the third closing, the Company will acquire the Final Closing Assets.

The foregoing descriptions of the Purchase Agreement, Employment Agreement and License Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, Employment Agreement and License Agreement, copies of which are filed as exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Table
10.1 †	Asset Purchase Agreement between the Company and Link Labs, Inc, dated November 15, 2019
10.2 †	Employment Agreement between the Company and Brian Ray, dated November 15, 2019
10.3 †	License Agreement between the Company and Link Labs, Inc, dated November 15, 2019

† Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	IOTA COMMUNICATIONS, INC.

	By:	/s/ Terrence DeFranco
	Name:	Terrence DeFranco
	Title:	Chief Executive Officer